Exhibit 99.1

Biometric ID Provider BIO-key Reports Q1 2016 Results

and Hosts Update Conference Call Today at 10:00 a.m. ET

Wall, NJ, May 16, 2016 – BIO-key International, Inc. (OTCQB: BKYI), an innovative provider of biometric software and hardware solutions for stronger user authentication, today reported results for its first quarter ended March 31, 2016 (Q1’16). BIO-key is hosting a conference call today at 10:00 a.m. ET to review its results, as detailed below.

Michael DePasquale, Chairman & CEO of BIO-key, commented, “BIO-key made solid strides in the first quarter of 2016 in expanding our market position through several strategic initiatives, however as we cautioned during our March conference call, quarterly variances in our business, including difficulty predicting the timing of contracts, will remain with us in fiscal year 2016. Our first quarter revenue declined to $431K compared to $648K in the first quarter of 2015 however, looking beneath the top line, there was ongoing growth in our base of recurring revenue from software maintenance and services of $58,372 or 44% in the first quarter of 2016 versus last year.”

“Converting prospects into customers is our top priority, as we continue to nurture and advance agreements with a number of large partners including our announcement today regarding the availability of our affordable and compact SideSwipe and EcoID USB fingerprint readers on Amazon.com. The readers, initially available in a three-pack configuration for $119.97, are targeted to enterprise customers.”

“As part of our commitment to expanding our visibility and sales reach, during the quarter we advanced several strategic partnerships. Most notably, we secured our first joint customer through our partnership with healthcare analytics firm, Caradigm Technologies, and another with healthcare IT firm HealthCast. We also made progress with several large enterprise prospects generated from our marketing partnership with Microsoft. On a global scale, we partnered with Arthur & Co., a Morrocan based technology company that serves customers throughout the Middle East and North Africa. In summary, we anticipate leveraging these partnerships to take advantage of high demand for advanced authentication security in various verticals of the economy."

Highlights:

•

Enhanced our offering of secure biometric authentication with the addition of robust identity proofing and optional hosted authentication services in partnership with HealthIDx, a federal standards-compliant Credential Services Provider (CSP).

•

Announced the successful completion of our national 12- city tour with Microsoft, featuring our compact fingerprint readers and software solutions as part of the U.S. launch of Windows 10 for Business and Office 2016. Microsoft featured BIO-key as its only biometric solution partner during the highly successful launch.

•	Launched a strategic partnership with 2FA, Inc., a veteran-owned cybersecurity company providing enterprise multifactor authentication (MFA) and single sign-on (SSO) solutions.
•	Introduced a new product, SideTouch, which combines IDEX’s (IDEX.NO) advanced off-chip sensor technology with BIO-key’s NIST-tested universal Windows Biometric Framework (WBF) fingerprint engine.

•

Expanded our healthcare partner program as our biometric solutions were highlighted at ten of our partners’ and customers’ booths during HIMSS 2016, the largest healthcare technology event in the United States.

•	Secured our first joint customer through our partnership with healthcare analytics firm, Caradigm Technologies jointly owned by GE and Microsoft, and another with healthcare SSO firm HealthCast
•	BIO-key was the Silver Sponsor at connect:ID 2016, in Washington, D.C.
•	Subsequent to the close of the quarter, Pieter Knook, a former Vodafone & Microsoft executive based in United Kingdom was appointed to the Board.

Guidance:

Based on pipeline of opportunities and efforts to date, we remain confident in our growth prospects for 2016, reiterate our full year financial guidance, and expect revenues will grow from approximately $5M in 2015 to a range of $7M - $9.5M in 2016.

Q1 Results:

Q1’16 total revenue declined to $430,592 compared to $648,826 in Q1’15. Service revenues, principally comprised of recurring maintenance and support, increased 14% to $284,726 compared to $250,353 in Q1’15, reflecting BIO-key’s growing base of customer installations. License and other revenue decreased to $145,866 from $398,473, principally reflecting the timing of larger contract revenues. Hardware sales decreased 20% from $126,451 in Q1 2015 to $101,075 in Q1 2016.

Q1’16 gross margin declined to 74% from 79% in Q1’15, due to lower revenue. Q1’16 operating expenses rose by 2.3% to $1,481,014 compared to $1,447,322 in Q1’15, principally due to increased R&D expense.

BIO-key’s Q1’16 net loss increased to ($1,163,214), or ($0.02) per basic share, compared to a net loss of ($924,103), or ($0.01) per basic share, in Q1’15.

Liquidity and Capital Resources

At March 31, 2016, BIO-key had cash, cash equivalents and net receivables of $5,698,295 compared to $7,712,483 December 31, 2015.

Conference Call and Webcast Replay

Date/Time:             Monday May 16, 2016 at 10 am ET

Dial-In number:     1-877-418-5460 (U.S.), 412-717-9594 (Intl.)

Webcast Replay:    http://services.choruscall.com/links/biokey160516 - Available for 30 days.

Call Replay:            1-877-344-7529 U.S. or 412-317-0088 use code 10086164

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication as our easy to use biometric solutions enable convenient and secure access to information and financial transactions. We eliminate passwords, PINs tokens and cards and make it easy for enterprises and consumers to secure their devices as well as information in the cloud. Our premium finger scanning devices SideSwipe and EcoID offer market leading quality, performance and price.

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, market acceptance of biometric solutions generally and our specific offerings, our ability to expand into the Asian market, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made.

Twitter: BIO-keyIR

Investor & Media Contacts:

David Collins, William Jones, Helen Sun

Catalyst Global

212-984-9800

bkyi@catalyst-ir.com

BIO-KEY International, Inc. and Subsidiary
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$3,474,648	$4,321,078
Accounts receivable, net of allowance for doubtful accounts of $13,785 at March 31, 2016 and December 31, 2015	2,223,647	3,391,405
Due from factor	147,102	37,421
Inventory	458,853	348,645
Software license rights	5,000,000	5,000,000
Prepaid expenses and other	100,727	97,203
Total current assets	11,404,977	13,195,752
Software license rights, less current portion	7,000,000	7,000,000
Equipment and leasehold improvements, net	71,646	63,877
Deposits and other assets	8,712	8,712
Intangible assets—less accumulated amortization	144,337	147,738
Total non-current assets	7,224,695	7,220,327
TOTAL ASSETS	$18,629,672	$20,416,079

LIABILITIES
Accounts payable	$628,631	$1,158,555
Accrued liabilities	312,066	493,067
Dividends payable	200,625	133,851
Deferred revenue	455,291	376,405
Warrant liabilities	104,322	104,284
Total current liabilities	1,700,935	2,266,162
TOTAL LIABILITIES	1,700,935	2,266,162

Commitments and Contingencies
STOCKHOLDERS’ EQUITY:

Series A-1 convertible preferred stock: authorized, 100,000 (liquidation preference of $100 per share); issued and outstanding 90,000 of $.0001 par value	9	9
Series B-1 convertible preferred stock: authorized, 105,000 (liquidation preference of $100 per share); issued and outstanding 105,000 of $.0001 par value	11	11
Common stock — authorized, 170,000,000 shares; issued and outstanding; 66,198,482 and 66,098,482 of $.0001 par value at March 31, 2016 and December 31, 2015, respectively	6,620	6,610
Additional paid-in capital	76,696,761	76,754,737
Accumulated deficit	(59,774,664)	(58,611,450)
TOTAL STOCKHOLDERS’ EQUITY	16,928,737	18,149,917
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,629,672	$20,416,079

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

BIO-KEY International, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2016	2015

Revenues
Services	$284,726	$250,353
License fees and other	145,866	398,473
	430,592	648,826
Costs and other expenses
Cost of services	55,782	67,063
Cost of license fees and other	56,066	72,293
	111,848	139,356
Gross Profit	318,744	509,470

Operating Expenses
Selling, general and administrative	991,613	1,040,681
Research, development and engineering	489,401	406,641
Total Operating Expenses	1,481,014	1,447,322
Operating loss	(1,162,270)	(937,852)
Other income (expenses)
Interest income	6	2
Gain (loss) on derivative liabilities	(38)	14,659
Income taxes	(912)	(912)
Total Other Income (Expenses)	(944)	13,749
Net loss	(1,163,214)	(924,103)
Convertible preferred stock dividends	(200,625)	-
Net loss available to common stockholders	$(1,363,839)	$(924,103)

Basic & Diluted Loss per Common Share	$(0.02)	$(0.01)

Weighted Average Shares Outstanding:
Basic & Diluted	66,123,757	66,001,260

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

BIO-KEY International, Inc. and Subsidiary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2016	2015

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,163,214)	$(924,103)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation	11,518	10,606
Amortization of intangible assets	3,401	3,401
Share and warrant-based compensation for employees and consultants	158,363	162,219
Loss (gain) on derivative liabilities	38	(14,659)
Stock based directors fees	16,000	-
Change in assets and liabilities:
Accounts receivable	1,167,758	36,034
Due (from) to factor	(109,681)	192,705
Inventory	(110,208)	(193,585)
Prepaid expenses and other	(3,524)	127,839
Accounts payable	(529,924)	68,518
Accrued liabilities	(181,001)	(17,201)
Deferred revenue	78,886	29,001
Net cash used for operating activities	(661,588)	(519,225)
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(19,287)	-
Net cash used for investing activities	(19,287)	-
CASH FLOW FROM FINANCING ACTIVITIES:
Preferred dividends paid	(133,851)	-
Costs to issue preferred and common stock	(31,704)	(20,908)
Net cash used for financing activities	(165,555)	(20,908)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(846,430)	(540,133)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,321,078	843,632
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,474,648	$303,499